UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2021
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2021 Annual Meeting of Shareholders of Carter Bankshares, Inc. (“Annual Meeting”) was held on June 23, 2021. A total of 20,154,767 of the Company’s shares were present or represented by proxy at the Annual Meeting. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

The following proposals were voted on and were approved by the Company’s stockholders at the 2021 Annual Meeting with the stockholders having voted as set forth below:

Proposal #1

To elect the 12 Directors below to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected:

	For	Withhold Authority	Broker Non-Votes
Michael R. Bird	14,417,304	1,109,392	4,628,071
Kevin S. Bloomfield	14,505,867	1,020,829	4,628,071
Robert M. Bolton	14,889,068	637,628	4,628,071
Robert W. Conner	14,153,110	1,373,586	4,628,071
Gregory W. Feldmann	12,812,209	2,714,487	4,628,071
James W. Haskins	12,406,337	3,120,359	4,628,071
Phyllis Q. Karavatakis	14,331,474	1,195,222	4,628,071
Lanny A. Kyle, O.D.	14,216,339	1,310,357	4,628,071
E. Warren Matthews	14,288,942	1,237,754	4,628,071
Catharine L. Midkiff	14,307,825	1,218,871	4,628,071
Litz H. Van Dyke	14,267,837	1,258,859	4,628,071
Elizabeth L. Walsh	14,463,246	1,063,450	4,628,071

Proposal #2

Ratification of the appointment of the independent registered public accounting firm of Crowe LLP as the independent auditors of the Company for the fiscal year ending December 31, 2021.

For	Against	Abstain	Non- Votes
19,322,386	319,373	513,008	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: June 25, 2021	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer